Exhibit 99.1

FOR IMMEDIATE RELEASE Benefitfocus, Inc. 843-284-1052 ext. 3527 pr@benefitfocus.com

Benefitfocus Expands Sales and Marketing Leadership Team

Leading provider of cloud-based benefits management software strengthens commercial organization with new Senior Vice President of Marketing and Senior Vice President of Employer Sales

Charleston, S.C. – October 15, 2015 – Benefitfocus, Inc. (NASDAQ: BNFT), a leading provider of cloud-based benefits management software, today announced the appointment of Kevin Hamilton to Senior Vice President of Marketing and the promotion of Chris Shee to Senior Vice President of Employer Sales. Both add extensive commercial experience to Benefitfocus as the company continues to expand its client base and introduce new solutions such as BENEFITFOCUS® Core & Advanced Analytics, BENEFITFOCUS® Benefits Service Center and BENEFITFOCUS® Benefitstore.

“Our clients across 662 large employers and 52 insurance carriers rely on Benefitfocus to help them navigate an increasingly complex health care environment,” said Benefitfocus President and COO, Ray August. “With increasing demand for the Benefitfocus platform, we’re excited to add such talented marketing and sales leaders as Kevin and Chris to support and grow our customer community.”

Kevin will be responsible for the company’s overall marketing strategy with a focus on brand awareness, demand generation and product marketing. An experienced sales and marketing executive, Kevin joins Benefitfocus from Opower where he was most recently Vice President of Marketing. During his tenure at Opower, Kevin played an instrumental role in the company’s growth leading up to its successful initial public offering in 2014. Prior to Opower, Kevin led Sales and Corporate Development teams at CEB, a best practice insight and technology company based in Arlington, Va. Kevin holds a BA from the University of South Carolina and an MBA from the University of North Carolina’s Kenan-Flagler Business School.

Chris will lead the Benefitfocus Employer Sales organization and focus on a rapid expansion of the customer community. A six-year veteran of Benefitfocus, Chris joined the company following a successful fourteen-year career as a sales leader with ADP. During his tenure with Benefitfocus, Chris has consistently exceeded sales expectations as both a Regional Director and, most recently, Vice President of Employer Sales. In his new role, Chris will be responsible for the continued growth of the Benefitfocus large employer client base. Chris holds a BA from the University of Akron.

The company also announced that Andy Howell will be stepping down from his role as Chief Commercial Officer to pursue a new opportunity outside of the company. A nine-year veteran of Benefitfocus, Andy was instrumental in the growth of the organization since joining as Senior Vice President and General Counsel in 2007.

About Benefitfocus

Benefitfocus, Inc. (NASDAQ: BNFT) is a leading provider of cloud-based benefits management software solutions for consumers, employers, insurance carriers and brokers. Benefitfocus has served more than 25 million consumers on its platform that consists of an integrated portfolio of products and services enabling clients to more efficiently shop, enroll, manage and exchange benefits information. With a user-friendly interface and consumer-centric design, the Benefitfocus Platform provides one place for consumers to access all their benefits. Benefitfocus solutions support the administration of all types of benefits including core medical, dental and other voluntary benefits plans as well as wellness programs. For more information, visit www.benefitfocus.com.

Except for historical information, all of the statements, expectations, and assumptions contained in this press release are forward-looking statements. Actual results might differ materially from those explicit or implicit in the forward-looking statements. Important factors that could cause actual results to differ materially include: reliance on key personnel; our ability to maintain our culture and recruit, integrate and retain qualified personnel; the need to innovate and provide useful products and services; changes in government regulations; the immature and volatile nature of the market for our products and services and other factors that could impact our anticipated growth; management of growth; fluctuations in our financial results; general economic risks; our ability to compete effectively; privacy, security and other risks associated with our business; and the other risk factors set forth from time to time in our SEC filings, copies of which are available free of charge within the Investor Relations section of the Benefitfocus website at http://investor.benefitfocus.com/sec.cfm or upon request from our investor relations department. Benefitfocus assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

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